Exhibit 15.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-111310) of Elron Electronic Industries Ltd. pertaining to the Employees’ Stock Option Plans of Elron Electronic Industries Ltd. of our report dated February 23, 2004, on our audit of the consolidated financial statements of Ingeneo Technologies Ltd. as of December 31, 2003 and 2002, included in the Elron Electronic Industries Ltd. Annual Report on Form 20-F for the year ended December 31, 2005.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
June 25, 2006